EMPLOYMENT AGREEMENT
         EMPLOYMENT AGREEMENT (the "Agreement"), dated as of the 1st day of July, 1999, by and between Reliable-West Tech, Inc. (the "Company") with offices at 750 Shames Drive, Westbury, New York 11590 and Rajendra Shukla ("Shukla") residing at 1 Pell Farm Road, Saddle River, New Jersey, 07458.
         WHEREAS, Shukla and the Company have agreed that Shukla shall render services to the Company in the capacity of President of the Company's "Reliable Division" pursuant to the terms of this Agreement.
         NOW THEREFORE, in consideration of the premises and of the mutual agreements herein set forth, the parties hereto have agreed and do hereby mutually agree as follows:
         1. Employment Term: The term of this Agreement shall commence on the date hereof and shall expire three years thereafter (the "Employment Period") subject to the provisions of Section 5. At the end of the Employment Period, the Company shall have the right to renew this Agreement on the same terms and conditions set forth herein for up to two consecutive one year periods upon written notice to Shukla delivered not later than ninety days prior to the end of the then current Employment Period.
         2. Duties of Executive: Shukla shall serve as Vice President of the Company and shall also have the title of President of the Company's "Reliable Division". Shukla shall be required to perform such duties as may from time to time be required by the Board of Directors, President or Chief Executive Officer of the Company. Shukla's duties may include performance of services for affiliates of the Company. Shukla shall devote substantially all of his business time, attention and energy to the business of the Company and its affiliates.

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         3.  Compensation:
                  (a) As compensation for his services hereunder, the Company shall pay Shukla, during the Employment Period, annual compensation in the amount of One Hundred Fifty Thousand Dollars (the "Base Salary"). Such amount is inclusive of all benefits described in Section 4 below. Payments of Base Salary shall be payable in bi-weekly installments during the Employment Period.
                       (b) During the Employment Period, Shulka may be entitled to receive a bonus or bonuses in the form of Common Stock of Westbury Metals Group, Inc. with an aggregate value (based on the average of the last bid and asked prices on the last business day prior to issuance) not to exceed Two Hundred Thousand Dollars ($200,000), provided, however, Shukla acknowledges that the decision to pay any such bonus is entirely within the discretion of the Company.

           (c) The Company may withhold from payments of Base Salary amounts required to be withheld by the Company from time to time under applicable
Federal, State, and local laws and regulations then in effect, including, without limitation, laws regarding federal, state or local taxes, and may also withhold such amounts necessary to provide Shukla the benefits described in
Section 4 below.

                  (d) Upon submission of written statements and bills in accordance with the then regular procedures of the Company, Shukla shall be entitled to reimbursement for reasonable out-of-pocket expenses necessarily incurred in the performance of his duties hereunder, including, but not limited to, reimbursement for travel and car expenses.
         4.       Employee Benefits:
                  Shukla shall be included to the extent eligible thereunder in any and all existing plans (and any plans which may be adopted in the future) providing benefits for the Company's employees

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generally,  including,  but not limited to, group life and disability insurance, hospitalization, medical, vacation, retirement, stock option plans and any and all similar or comparable benefits.
         5.       Termination:
                  (a) The Company may terminate Shukla's employment hereunder without cause at any time by written notice delivered to Shukla in writing not less than ninety (90) days prior to the effective date of termination; provided however, that the Company shall continue to pay to Shukla the Base Salary throughout the balance of the remaining term of the then current Employment Period.
                  (b) Notwithstanding the provisions of Section 5(a) above, the Company shall not be required to pay the amount owed under such Section if Shukla's employment is terminated "For Cause." For purposes of this Agreement "For Cause" shall mean:
                       (i) The misappropriation of any funds or properties of the Company or other acts constituting fraud, theft or the acceptance of a bribe or "kick back";

                       (ii) Conviction of a felony or engaging in conduct involving moral turpitude;

                       (iii) Engaging in conduct constituting (1) willful gross neglect (2) willful gross misconduct in carrying out Shukla's duties under this Agreement
                               (3) refusal or failure to perform Shukla's obligations hereunder, provided that Shukla fails to cure such refusal or failure within a reasonable time after receipt of written notice thereof.

         In the event that Shukla's employment with the Company is terminated For Cause, he shall be entitled to, and his sole remedy under this Agreement shall be payment of Base Salary through the effective date of termination of employment.
                  (c) In the event that Shukla dies or becomes disabled so as not to be able to perform his duties as set forth herein for a period of six consecutive months or for a total of 180 days during any twelve month period, this Agreement shall terminate effective as of the date of death or the last

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day of such six month period or the 180th day of disability (as the case may be)
and no further compensation shall be payable to Shukla, however, that during any such period of disability, Shukla shall be entitled to his Base Salary as provided under Section 3.
         6.       Covenant Not to Compete:
                  (a) Shukla agrees that, commencing the date hereof and continuing until the later of the fifth anniversary of the Closing of the sale of assets by Reliable Corporation to the Company, or the second anniversary of the termination of Shukla's employment with the Company, he will not, (i) engage in any business activity in the "Restricted Area" directly or indirectly, on his own behalf or as a partner, stockholder (except by ownership of less than ten percent (10%) of the outstanding stock of a publicly-held corporation), director, trustee, principal, agent, employee, consultant or otherwise of any person, firm or corporation which then is competitive with an activity in which the Company or any parent or subsidiary or affiliate of the Company is then engaged at the time; or (ii) hire or enter into any agreement with or solicit any employee, agent, consultant, or independent contractor of the Company or any parent, subsidiary or affiliate of the Company, to terminate or encourage any such persons to terminate their relationship with the Company, its parent, subsidiary or affiliate.
                  (b) The "Restricted Area" is hereby defined as the United States of America and Canada. Shukla specifically recognizes that any breach of this Section 6 or Section 8 below will cause irreparable injury to the Company and that actual damages may be difficult to ascertain, and in any every, may be inadequate. Accordingly, (and without limiting the availability of legal or equitable, including injunctive, remedies under any other provisions of this Agreement), Shukla agrees that in the event of any such breach, the Company shall be entitled to injunctive relief in addition to such other legal and equitable remedies that may be available Shukla and the Company

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recognize  that the time  limitation in this Section 6 and the absence of a time limitation in Section 8 is reasonable and properly required for the protection of the Company and in the event that such limitation or absence is deemed to be unreasonable by a court of competent jurisdiction, the Company and Shukla agree and submit to the imposition of such a limitation as said court shall deem reasonable.
         7. Default - Remedies: In addition to the remedies described in 5(b), in the event of a termination of Shukla's employment "For Cause", the Company shall be entitled to pursue any other available remedy at law or equity.
         8. Confidential Information: Except as otherwise required by law, Shukla shall not disclose or use at any time, except as part of his employment by the Company, either during or subsequent to such employment, any information relating to the business of the Company. Without limiting the generality of the foregoing, Shukla shall not disclose or use any information pertaining to the business of the Company or any parent or subsidiary of the Company, including, but not limited to, profit figures, names of or relationships with customers or advertisers, or the terms of any contracts to which it or they may be a party. The obligation imposed by this Section 8 shall survive the expiration or other termination of this Agreement.
         9. Surrender of Documents: Shukla shall, at the request of the Company, promptly surrender to the Company or its nominee, upon any termination of his employment hereunder, or at any time prior thereto, any document, memorandum, record, letter, specification or other paper in his possession or under his control relating to the operations, business, customers, or affairs of the Company or its affiliates.

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         10. Waiver of Breach: The waiver by either the Company or Shukla of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either the Company or Shukla.
         11. Severability: The invalidity or unenforceability of any provision of this Agreement, whether in whole or in part, shall not in any way affect the validity or enforceability of any other part of such provision or of any provision herein contained, and any invalid or unenforceable provision or part thereof shall be deemed severable to the extent of any such invalidity or
unenforceability.   If  such  invalidity  or  unenforceability  is  due  to  the unreasonableness  of the time or  geographical  area covered by the covenants or
restrictions  of  such  provision,   such  covenants  and   restrictions   shall
nevertheless be effective for such period of time and for such area as may be determined to be reasonable by a court of competent jurisdiction.
                  12.  Assignment;  Binding  Effect:  The  obligations of Shukla hereunder may not be assigned or delegated without the prior written consent of the Company. The rights and obligations of the parties shall inure to the
benefit   of,  and  be  binding   upon,   their   respective   heirs,   personal
representatives, successors and permitted assigns.
         13.      Notices:
                  (a) All notices,  requests,  demands, and other communications hereunder must be in writing and shall be deemed to have been given if delivered by hand or mailed within the continental United States by first class, certified mail, return receipt requested, postage and registry fees prepaid, or sent by telecopier (with receipt confirmation), to the applicable party and addressed as follows:
                           (i)      if to the Company:

                                 West Tech, Inc.
                                750 Shames Drive
                            Westbury, New York 11590

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                           (ii)if to Shukla:
                                1 Pell Farm Road
                         Saddle River, New Jersey 07458

                  (b) Any notice or other  communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice or other communication sent by telecopier transmission shall be deemed given at the time of written confirmation of receipt.
         13. Entire Agreement of the Parties: This Agreement expresses the entire agreement of the parties, and all promises, representations, understandings, arrangements and prior agreements are merged herein and superseded hereby. No person, other than pursuant to a resolution of the Board, shall have any authority on behalf of the Company to agree to modify or change this Agreement or anything in reference thereto, and any such modification or change must be in writing and signed by both parties hereto.
         14. Laws Governing: This Agreement shall be construed, interpreted and governed in accordance with the laws of the State of Connecticut without regard to the choice of laws provisions thereof.
         15. Counterparts: This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one document.


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         IN WITNESS  WHEREOF,  the  Company  has  caused  this  Agreement  to be executed by its duly authorized officer, and Shukla has hereunto set his hand as of the day and year first above written.
                                                              West Tech, Inc.
                                                              By:
                                                              Name:
                                                                          Title:
Accepted and Agreed


By:
         Rajendra Shukla